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                                                                    EXHIBIT 23.2
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                       CONSENT OF INDEPENDENT ACCOUNTANTS


         We consent to the incorporation by reference in this Registration Statement of Ascent Pediatrics, Inc. on Form S-8 of our report dated May 27, 1997, on our audits of the financial statements of Ascent Pediatrics, Inc. as of December 31, 1995 and 1996, for each of the three years in the period ended December 31, 1996 and cumulative from inception (March 16, 1989) to December 31, 1996, which report is included in the Registration Statement on Form S-1 (File No. 333-23319), as amended, and related Prospectus dated May 29, 1997.


                                             COOPERS & LYBRAND L.L.P.
Boston, Massachusetts
July 16, 1997